BMC Industries, Inc.
Vision-Ease Lens, Inc.
7000 Sunwood Drive NW
Ramsey, MN 55303
Web site: www.bmcind.com

NEWS RELEASE

CONTACT:	CURTIS E. PETERSEN	(PINK SHEETS: BMMI)
	(763) 506-9053	FOR IMMEDIATE RELEASE

BMC INDUSTRIES ANNOUNCES BANKRUPTCY FILING AND

AGREEMENT TO SELL SIGNIFICANT ASSETS

RAMSEY, Minn., June 23, 2004 - BMC Industries, Inc. (Pink Sheets: BMMI), today announced that the company and its domestic subsidiaries have filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code in the U.S. Bankruptcy Court for the District of Minnesota.  Subject to approval of the court, BMC has obtained a debtor-in-possession financing facility, which is structured to provide the company with operating financing during the bankruptcy proceedings.

The company also announced that it has entered into an asset purchase agreement to sell substantially all of the assets of its Vision-Ease Lens, Inc. subsidiary, and all of the issued and outstanding capital stock of its Vision-Ease foreign subsidiaries, to I.E.A.P. X, LP, a Texas limited partnership.  The consummation of the transaction is subject to a court-supervised process and satisfaction of certain closing conditions. Following the transaction, BMC will attempt to sell any assets remaining in the bankruptcy estate.

"Despite this filing, our Vision-Ease business will continue operating without interruption," said Douglas C. Hepper, chief executive officer of BMC Industries.  "We remain focused on serving Vision-Ease's customers with high-quality products throughout this process and expect Vision-Ease to emerge as a financially stronger company."

Upon completion of the sales of assets, BMC will use the net proceeds to repay its debtor-in-possession financing and a portion of the outstanding indebtedness under its senior secured credit facility.  BMC does not expect any proceeds or other assets to be available for distribution to any remaining unsecured creditors or common stockholders and expects that its outstanding common stock will be cancelled without any payment to stockholders.

About BMC Industries

BMC Industries Inc., operating under the Vision-Ease Lens trade name, is a leading designer, manufacturer and distributor of polycarbonate and glass eyewear lenses. Vision-Ease Lens also distributes plastic eyewear lenses. Vision-Ease Lens is a technology and a market share leader in the polycarbonate lens segment of the market. Polycarbonate lenses are thinner and lighter than lenses made of other materials, while providing inherent ultraviolet (UV) filtering and impact- resistant characteristics.  BMC is in the late stages of winding down the former operations of its Buckbee-Mears group, which ceased manufacturing earlier this year.  Prior to its shutdown, the Buckbee-Mears group was the only North American supplier of television aperture masks.  For more information about BMC Industries, visit the company's Web site at www.bmcind.com.

Safe Harbor for Forward-Looking Statements

Certain statements made in this news release that are not statements of historical fact are intended to be, and are hereby identified as "Forward-Looking Statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended.   Without limiting the foregoing, words such as "expect," "anticipate," "believe," "project," "intend" and other words of similar expression are meant to identify Forward-Looking Statements. The company cautions readers that such statements are subject to a number of risks and uncertainties that could cause actual results or outcomes to differ materially from those projected, including, among other factors: our common stock will be cancelled and almost certainly has no remaining value, which should be considered by anyone contemplating the purchase of our common stock; our ability to successfully develop, prosecute, confirm and consummate a plan of reorganization, emerge from bankruptcy as a going concern and avoid liquidation under the Federal Bankruptcy Code; our ability to operate pursuant to the terms of our debtor-in-possession financing; our ability to obtain necessary Bankruptcy Court approvals and to obtain the support of all required stakeholders of the company for a  plan of reorganization; our ability to offset the negative effects that the filing for reorganization under Chapter 11 has had, or may have, on our business, management, employees, results of operations and liquidity including constraints placed on available capital; our ability to obtain and maintain adequate terms with vendors and service providers and to maintain contracts that are critical to our operations; and adverse changes in general economic and competitive conditions and other business uncertainties, including factors discussed in more detail in BMC's previous filings with the Securities and Exchange Commission. Statements in this news release speak only as of the date when made and BMC undertakes no obligation to update such statements to reflect events occurring after the date of this news release.

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